For Immediate Release

8x8, Inc. Reports Second Quarter Fiscal 2015 Financial Results

29% Year-Over-Year Increase in Revenue;
Non-GAAP Net Income of $4.3 Million or $0.05 per Share

SAN JOSE, Calif. -- October 22, 2014 -- 8x8, Inc. (NASDAQ:EGHT), a provider of cloud-based unified communications, contact center and collaboration solutions, today reported financial results for the second quarter fiscal 2015 ended September 30, 2014.

Second Quarter Fiscal 2015 Financial Highlights:
  Total revenue for the quarter increased 29% year-over-year to $39.6 million.
  Service revenue for the quarter increased 30% year-over-year to 36.1 million.
  New monthly recurring revenue (MRR) sold by channel and mid-market sales increased 59% year-over-year, representing 44% of new MRR sold in the quarter, compared with 33% in the same period last year.
  Average monthly service revenue per business customer increased 12% to a record $299, compared with $268 in the same period last year.

"Our differentiated cloud communications portfolio and increasing penetration in the mid- market enabled 8x8 to deliver another solid quarter of record revenue and profitable growth," stated 8x8 CEO Vik Verma. "The productivity advantages businesses are deriving from our combined cloud telephony, unified communications and contact center suite of services is measurable and our ability to rapidly deploy large distributed enterprises on a global basis is unparalleled in our industry. The investments we have been making in the business are further separating us from our competition."

Mr. Verma continued, "Given our continued strong results this quarter and visibility into the second half of our fiscal year, we are increasing our annual guidance for revenue growth to approximately 26% and now expect non-GAAP net income as a percentage of revenue in the 8 - 10% range for fiscal 2015."

Additional Second Quarter Results:
  GAAP net income for the second quarter of fiscal 2015 was $1.3 million, or $0.01 per diluted share, compared with GAAP net income of $2.2 million, or $0.03 per diluted share, in the second quarter of fiscal 2014.
  Non-GAAP net income was $4.3 million, $0.05 per diluted share, or 11% of revenue, compared with $4.1 million, $0.05 per diluted share, for the same period last year.

  Service margin was 79%, compared with 81% in the same period a year ago; overall gross margin was 72%, compared with 71% in the same year ago period.
  Monthly business service revenue churn was 0.9%, compared with 1.2% in the same period last year.
  Cash, cash equivalents and investments were $185.6 million in the second quarter of fiscal 2015; cash flow from operating activities was $8.6 million year to date.
  Ended the quarter with 40,434 business customers, compared with 34,674 customers in the same period a year ago.
  Recognized as a "Leader" in Gartner's August 2014 "Magic Quadrant for Unified Communications as a Service (UCaaS), Multiregional" for the third consecutive year.
  Released Virtual Contact Center 8.1 upgrade with enhanced customer engagement capabilities.
  Awarded three new U.S. patents related to communications technologies; 96 patents awarded to date.
  Announced the appointment of Mary Ellen Genovese as Chief Financial Officer on October 7, 2014.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, October 22, 2014, at 4:30 pm EDT. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #13248971) (404) 537-3406, international (Conference ID #13248971)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight October 28, 2014. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

8x8 also reported, in accordance with NASDAQ Listing Rule 5635(c)(4), that employment inducement awards were granted to 12 new employees in connection with their recent hiring. The employees received restrictive stock units for 32,602 shares of the Company's Common Stock, subject to their continued employment and other conditions.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable cloud-based unified communications and virtual contact center solutions to more than 40,000 small, midsize and distributed enterprise organizations operating in over 40 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premise PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and web conferencing.

For additional information, visit www.8x8.com, or www.8x8.com/UK or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, gain on patent sale, gain on disposal of discontinued operations and management transition. We have excluded gain on patent sale and gain on disposal of discontinued operations because we consider these to have been isolated transactions and believe these are not reflective of our ongoing operations, and this reduces comparability of periodic operating results when these are included. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses and management transition expenses because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Relations Contact:
Joan Citelli
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Service revenue	$36,121	$27,826	$70,397	$54,325
Product revenue	3,477	2,989	7,114	5,741
Total revenue	39,598	30,815	77,511	60,066

Operating expenses(1):
Cost of service revenue	7,505	5,209	14,502	9,995
Cost of product revenue	3,762	3,783	7,731	7,130
Research and development	3,496	2,640	6,902	4,976
Sales and marketing	19,440	13,745	38,600	26,817
General and administrative	3,893	3,125	7,771	5,897
Gain on patent sale	(1,000)	-	(1,000)	-
Total operating expenses	37,096	28,502	74,506	54,815
Income from operations	2,502	2,313	3,005	5,251
Other income, net	200	1	377	16
Income from continuing operations before provision for income taxes	2,702	2,314	3,382	5,267
Provision for income taxes	1,411	826	2,083	1,787
Income from continuing operations	1,291	1,488	1,299	3,480
Income from discontinued operations, net of income tax provision	-	154	-	301
Gain on disposal of discontinued operations,
net of income tax provision of $463	-	589	-	589
Net income	$1,291	$2,231	$1,299	$4,370

Income per share - continuing operations:
Basic	$0.01	$0.02	$0.01	$0.05
Diluted	$0.01	$0.02	$0.01	$0.05
Income per share - discontinued operations:
Basic	$0.00	$0.01	$0.00	$0.01
Diluted	$0.00	$0.01	$0.00	$0.01
Net income per share:
Basic	$0.01	$0.03	$0.01	$0.06
Diluted	$0.01	$0.03	$0.01	$0.06
Weighted average number of shares:
Basic	89,073	72,970	88,861	72,788
Diluted	91,615	76,232	91,568	76,035

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of service revenue	$160	$68	$275	$136
Cost of product revenue	-	-	-	-
Research and development	315	141	629	295
Sales and marketing	910	393	1,654	740
General and administrative	623	504	1,297	842

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	March 31,
	2014	2014
ASSETS
Current assets
Cash and cash equivalents	$56,048	$59,159
Short-term investments	129,519	47,181
Accounts receivable, net	7,266	5,503
Inventory	754	811
Deferred tax assets	1,732	2,065
Other current assets	3,247	2,214
Total current assets	198,566	116,933
Property and equipment, net	9,555	7,711
Long-term investments	-	72,021
Intangible assets, net	13,826	15,095
Goodwill	38,114	38,461
Deferred tax assets, non-current	46,128	47,797
Other assets	1,144	1,185
Total assets	$307,333	$299,203

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,898	$6,789
Accrued compensation	5,500	4,583
Accrued warranty	538	660
Deferred revenue	1,522	1,857
Other accrued liabilities	3,891	4,232
Total current liabilities	20,349	18,121

Other liabilities	2,532	2,904
Total liabilities	22,881	21,025

Total stockholders' equity	284,452	278,178
Total liabilities and stockholders' equity	$307,333	$299,203

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$1,299	$4,370
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,576	1,287
Amortization of intangible assets	1,133	671
Amortization of capitalized software	170	37
Net accretion of discount and amortization of premium on
marketable securities	428	-
Gain on disposal of discontinued operations	-	(589)
Stock-based compensation	3,855	2,013
Deferred income tax provision	2,002	1,589
Other	115	390
Changes in assets and liabilities:
Accounts receivable, net	(1,883)	(1,179)
Inventory	29	91
Other current and noncurrent assets	(608)	(431)
Deferred cost of goods sold	(340)	(6)
Accounts payable	980	22
Accrued compensation	918	17
Accrued warranty	(122)	100
Accrued taxes and fees	249	(166)
Deferred revenue	(564)	961
Other current and non-current liabilities	(607)	(166)
Net cash provided by operating activities	8,630	9,011

Cash flows from investing activities:
Purchases of property and equipment	(2,553)	(1,445)
Cost of capitalized software	(181)	(473)
Proceeds from maturity of investments	21,600	-
Sales of investments - available for sale	25,537	-
Purchases of investments - available for sale	(57,854)	-
Net cash used in investing activities	(13,451)	(1,918)

Cash flows from financing activities:
Capital lease payments	(81)	(10)
Repurchase of common stock	(80)	(257)
Proceeds from issuance of common stock under employee stock plans	1,699	2,214
Net cash provided by financing activities	1,538	1,947

Effect of exchange rate changes on cash	172	-
Net (decrease) increase in cash and cash equivalents	(3,111)	9,040

Cash and cash equivalents at the beginning of the period	59,159	50,305
Cash and cash equivalents at the end of the period	$56,048	$59,345

8x8, Inc.
Selected Operating Statistics (1)
	Three Months Ended
	Sept. 30, 2013	Dec. 31, 2013	March 31, 2014	June 30, 2014	Sept. 30, 2014

Total business customers (2)	34,674	36,753	37,933	39,340	40,434
Business customer average monthly service revenue per customer (3)	$ 268	$ 274	$ 287	$ 293	$ 299
Monthly business service revenue churn	1.2%	1.5%	1.2%	0.4%	0.9%

Overall service margin	81%	81%	79%	80%	79%
Overall product margin	-27%	-34%	-23%	-9%	-8%
Overall gross margin	71%	71%	70%	71%	72%

(1)	Selected operating statistics table include continuing operations and excludes dedicated server hosting business sold September 30, 2013.
(2)

Business customers are defined as customers paying for service. Customers that are currently in the 30-day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo, DNS or Cloud VPS services are not included as business customers.

(3)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

8x8, Inc.
RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$1,291	$2,231	$1,299	$4,370
Gain on patent sale	(1,000)	-	(1,000)	-
Gain on disposal of discontinued operations	-	(589)	-	(589)
Non-cash tax adjustments	1,392	716	2,002	1,589
Amortization of acquired intangible assets	566	331	1,133	671
Stock-based compensation expense	2,008	1,106	3,855	2,013
Acquisition related expenses	-	143	-	143
Management transition	-	133	-	133
Non-GAAP net income	$4,257	$4,071	$7,289	$8,330

Weighted average number of shares:
Diluted	91,615	76,232	91,568	76,035

GAAP net income per share - Diluted	$0.01	$0.03	$0.01	$0.06
Gain on patent sale	(0.01)	-	(0.01)	-
Gain on disposal of discontinued operations	-	(0.01)	-	(0.01)
Non-cash tax adjustments	0.02	0.01	0.02	0.02
Amortization of acquired intangible assets	-	-	0.01	0.01
Stock-based compensation expense	0.03	0.02	0.05	0.03
Acquisition related expenses	-	-	-	-
Management transition	-	-	-	-
Non-GAAP net income per share - Diluted	$0.05	$0.05	$0.08	$0.11

GAAP net income percentage of revenue	3%	7%	2%	7%
Gain on patent sale	-2%	-	-1%	-
Gain on disposal of discontinued operations	-	-2%	-	-1%
Non-cash tax adjustments	4%	2%	2%	3%
Amortization of acquired intangible assets	1%	1%	1%	1%
Stock-based compensation expense	5%	4%	5%	4%
Acquisition related expenses	-	1%	-	-
Management transition	-	-	-	-
Non-GAAP net income percentage of revenue	11%	13%	9%	14%